UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): August 11, 2014
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.
Today, Noranda Aluminum Holding Corporation (“the Company”) issued a press release regarding its financial results for the quarter ended June 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein in its entirety. A copy of investor presentation materials relating to such financial results is furnished as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein in its entirety. The press release and presentation materials may use the following non-GAAP financial measures: “Adjusted EBITDA,” “Integrated net cash cost,” and “Diluted earnings per share, excluding special items.” A reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available in the press release furnished as Exhibit 99.1 to this Form 8-K.
Item 8.01.    Other Events.
On August 11, 2014, the Board of Directors declared a regular quarterly cash dividend of $0.01 per share on the Company's outstanding shares of common stock to be paid on September 17, 2014 to shareholders of record as of August 25, 2014. The Board anticipates declaring this dividend in future quarters on a regular basis; however, changes in the Company's financial condition and cash needs could result in dividends being declared in different amounts, or not at all.
A copy of the press release is attached hereto as Exhibit 99.3 and incorporated by reference herein in its entirety.
Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release, dated August 11, 2014
99.2	Presentation materials, dated August 11, 2014
99.3	Dividend release, dated August 11, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date	August 11, 2014
By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated August 11, 2014
99.2	Presentation materials, dated August 11, 2014
99.3	Dividend release, dated August 11, 2014